                                                                     Exhibit 5.2

                                      SCHRECK BRIGNONE
                                      ATTORNEYS AT LAW
FRANK A. SCHRECK                   300 South Fourth Street                    JAMES D. GREENE
ANDREW S. BRIGNONE                        Suite 1200                          CRAIG S. DUNLAP
LESLIE TERRY JONES                 Las Vegas, Nevada 89101                   KATHRYN S. LEVER
ELLEN SCHULHOFER             (702) 382-2101 . Fax (702) 382-8135                ADAM P. SEGAL
JAMES J. PISANELLI                   www.schrecklaw.com                   ELIZABETH A. SAVAGE
TODD L. BICE                                                               MICHAEL A. KRISTOF
ELAYNA J. YOUCHAH                                                      ANGELA TURRICIANO OTTO
DAVID ARRAJJ                                                                MICHAEL V. INFUSO
SONIA CHURCH VERMEYS                                                        DAVORIN J. ODRCIC
                                                                               REBECCA LEVINE
                                                                            MICHAEL J. HIGDON
                                                                             ANDREA K. BRYANT
                                                                             KATE C. LOWENHAR
                                                                             JENICA D. YURCIC
                                       May 19, 2003
                                                                         JAMES R. CHAMBERLAIN
                                                                                  (1952-2002)

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, Nevada 89128

Re:  Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Sierra Health Services,  Inc., a
Nevada  corporation  (the  "Company"),  in connection  with the  preparation and filing with the  Securities  and Exchange  Commission  (the  "Commission")  of a
Registration  Statement  on  Form  S-3,  including  the  exhibits  thereto  (the
"Registration  Statement"),  under the  Securities  Act of 1933, as amended (the
"Securities  Act"),  in  connection  with the  registration  by the  Company  of
$115,000,000  aggregate principal amount of 2 1/4% Senior Convertible Debentures due 2023 (the "Debentures") and 8,863,853 shares of common stock of the Company,
$.005 par value per share, issuable upon conversion or payment of the Debentures that may be offered and sold by certain  holders of the Debentures  from time to time, as set forth in the Registration Statement.

     The  Debentures  were issued under an  Indenture  dated as of March 3, 2003
(the "Indenture"),  between the Company and Wells Fargo Bank Minnesota,  N.A., a national  banking  association,  as  Trustee,  which  will  be  filed  with  the
Commission as an Exhibit to the Registration Statement.

     In connection  with this opinion,  we have examined and relied on originals or copies,  certified or otherwise  identified to our  satisfaction,  of (i) the
Registration Statement,  (ii) the Preliminary Prospectus included therein, (iii)
the Indenture, (iv) the form of Debentures,  and (v) such certificates of public officials, certificates of officers of the Company, corporate records, documents and other  certificates,  opinions  and  instruments,  and have made such  other investigations,  as we have deemed  relevant  and  necessary  as a basis for the opinions hereinafter expressed.

     In all  examinations  made by us in connection with the opinions  expressed herein, we have assumed without independent  verification the genuineness of all signatures,  the legal  capacity of all natural  persons  executing  agreements, instruments or documents,  the  completeness and authenticity of all records and documents submitted to us as originals, the conformity with the originals of all records  and  documents  submitted  to us as  copies,  that there are no oral or written  modifications  of or amendments to the documents we have examined,  and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise.

     We are  qualified to practice law in the state of Nevada.  The opinions set forth  herein  are  expressly  limited to the effect of the laws of the state of
Nevada as in effect as of the date  hereof  and we do not  purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the  applicability  to or the effect on any of the matters  covered herein of,  any  other  laws,  including  any  federal  securities  law,  or any  state securities or "blue sky" laws or regulations.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. Assuming the  Debentures and the Indenture  constitute the legal,  valid and binding obligations of the Company,  enforceable against the Company,  under
New York law, and assuming the  Debentures  have been issued in accordance  with the terms of the Debentures and the Indenture, the Debentures are validly issued under applicable Nevada law.

     2. The shares of common stock  issuable  upon  conversion or payment of the
Debentures  have been duly  authorized and reserved for issuance and when issued upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

     Our  opinions  set forth above are  subject to the  effects of  bankruptcy, insolvency, fraudulent conveyance, reorganization,  moratorium and other similar laws relating to or affecting  creditors'  rights  generally,  general equitable principles  (whether  considered  in a  proceeding  in  equity or at law) and an implied covenant of good faith and fair dealing.

     The  opinions  expressed  herein  are based upon the laws in effect and the facts in existence as of the date of this letter.  In delivering  this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update  the  opinions  set forth  herein,  or to  conduct  an  inquiry  into the continued  accuracy of such opinions,  or to apprise you of any facts,  matters, transactions,  events or occurrences  taking place,  and of which we may acquire knowledge,  after the date of this  letter,  or of any change in any  applicable laws or facts  occurring  after the date of this  letter,  which may  affect the opinions set forth herein.  No opinions are offered or implied as to any matter, and no inference  may be drawn,  beyond the strict scope of the specific  issues expressly addressed by the opinions herein.

     Except as  provided in the  following  paragraph,  this  opinion may not be relied upon by any other person, or used by you for any other purposes,  without our prior written consent in each instance.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the  reference  to us under the  heading  "Legal
Matters"  in the  prospectus  that is part of such  Registration  Statement.  In giving  such  consent,  we do not  thereby  admit that we are acting  within the category of persons whose consent is required  under Section 7 of the Securities
Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     SCHRECK BRIGNONE